Exhibit 99.1

La Rosa Holdings Corp. Receives Nasdaq Notification of Non-Compliance with Listing Rule 5250(c)(1)

Celebration, FL – May 28, 2025 – La Rosa Holdings Corp. (NASDAQ: LRHC) (“La Rosa” or the “Company”), a real estate and PropTech company, today announced that on May 21, 2025, it received a delinquency notification letter from the Listing Qualifications Staff of the Nasdaq Stock Market LLC (“Nasdaq”) due to the Company’s non-compliance with Nasdaq Listing Rule 5250(c)(1) (the “Nasdaq Listing Rule”) as a result of the Company’s failure to timely file its Quarterly Report on Form 10-Q for the period ended March 31, 2025 (the “Filing”). The Nasdaq Listing Rule requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission (the “SEC”).

This Notice has no immediate effect on the listing of the Company’s securities on Nasdaq.

The Notice provides that the Company shall submit to Nasdaq a plan to regain compliance with the Nasdaq Listing Rule no later than July 21, 2025. If Nasdaq accepts the Company’s plan, then Nasdaq may grant the Company an exception up to 180 calendar days from the Filing’s due date, or until November 17, 2025, to regain compliance. In determining whether to accept the plan, Nasdaq will consider such things as the likelihood that the Filing, along with any subsequent periodic filing that will be due, can be made within the 180 day period, the Company’s past compliance history, the reasons for the late Filing, other corporate events that may occur within its review period, the Company’s overall financial condition and its public disclosures. If Nasdaq does not accept the Company’s plan, then the Company will have the opportunity to appeal that decision to a Nasdaq Hearings Panel.

The Company intends to take the necessary steps to regain compliance with Nasdaq Listing Rule as soon as practicable and currently expects to file the Filing within the 60-day period granted by Nasdaq and/or submit a plan of compliance with Nasdaq. However, there can be no assurance that a plan of compliance will be submitted within such period, the Filing will be filed within such period, the Nasdaq will grant the Company an exception of up to 180 calendar days from the Filing’s due date, or that the Company will be able meet the continued listing requirements during any compliance period that may be granted by Nasdaq.

Joe La Rosa, CEO of La Rosa, commented, “We are actively working to complete and file our quarterly report on Form 10-Q and expect to do so shortly. Once filed, we anticipate regaining compliance with Nasdaq Listing Rule 5250(c)(1) . We remain committed to transparency and strong financial reporting as we continue to execute on our business strategy.”

About La Rosa Holdings Corp.

La Rosa Holdings Corp. (Nasdaq: LRHC) is transforming the real estate industry by providing agents with flexible compensation options, including a revenue-sharing model or a fee-based structure with 100% commission. Powered by its proprietary technology platform, La Rosa aims to equip agents and franchisees with the tools they need to deliver exceptional service.

The Company offers both residential and commercial real estate brokerage services, as well as technology-driven products and support for its agents and franchise partners. Its business model includes internal services for agents and external offerings for the public, spanning real estate brokerage, franchising, education and coaching, and property management.

La Rosa operates 26 corporate-owned brokerage offices across Florida, California, Texas, Georgia, North Carolina, and Puerto Rico. La Rosa also recently started its expansion into Europe, beginning with engagement of the area developer in Spain. Additionally, the Company has six franchised offices and branches and three affiliated brokerage locations in the U.S. and Puerto Rico. The Company also operates a full-service escrow settlement and title company in Florida.

For more information, please visit: https://www.larosaholdings.com.

Stay connected with La Rosa, sign up for news alerts here: larosaholdings.com/email-alerts.

Forward-Looking Statements

This press release contains forward-looking statements regarding the Company’s current expectations that are subject to various risks and uncertainties. Such statements include statements regarding the Company’s ability to grow its business and other statements that are not historical facts, including statements which may be accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including without limitation, the Company's ability to achieve profitable operations, our ability to successfully integrate acquisitions into our business operations, customer acceptance of new services, the demand for the Company’s services and the Company’s customers' economic condition, the impact of competitive services and pricing, general economic conditions, the successful integration of the Company’s past and future acquired brokerages, the effect of the recent National Association of Realtors' landmark settlement on our business operations, and other risk factors detailed in the Company's filings with the United States Securities and Exchange Commission (the "SEC”). You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and other reports and documents that we file from time to time with the SEC. Forward-looking statements contained in this press release are made only as of the date of this press release, and La Rosa does not undertake any responsibility to update any forward-looking statements in this release, except as may be required by applicable law. References and links to websites have been provided as a convenience, and the information contained on such websites has not been incorporated by reference into this press release.

For more information, contact: info@larosaholdings.com

Investor Relations Contact:

Crescendo Communications, LLC

David Waldman/Natalya Rudman

Tel: (212) 671-1020

Email: LRHC@crescendo-ir.com